UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2010

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 25, 2010, Choice Hotels International, Inc. (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into an Indenture (the “Base Indenture”), the form of which was filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File Nos. 333-168914 and 333-168914-01 through 333-168914-08) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2010.

On August 25, 2010, the Company and the Trustee entered into a First Supplemental Indenture to the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), the form of which was filed as Exhibit 4.2 to the Registration Statement. The Supplemental Indenture relates to the Company’s 5.70% Senior Notes due 2020 (the “Senior Notes”), which are guaranteed on a senior unsecured basis by the Company’s subsidiaries that also guarantee the Company’s obligations under its senior unsecured revolving credit facility (or any replacement or refinancing thereof) (the “Subsidiary Guarantors”). On August 25, 2010 the Company issued and sold $250 million aggregate principal amount of the Senior Notes in a public offering pursuant to the Registration Statement.

The Senior Notes bear interest at the fixed rate of 5.70% per year and mature on August 28, 2020. Interest on the Senior Notes will be due semi-annually on February 28 and August 28 of each year, commencing on February 28, 2011. The Company may redeem the Senior Notes, in whole or in part, at any time prior to their maturity at the redemption price described in the Supplemental Indenture, which will include a make whole premium. Additionally, at the option of the holders of the Senior Notes, the Company may be required to repurchase all or a portion of the Senior Notes of a holder upon the occurrence of a change of control, as defined in the Indenture, at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, to the date of repurchase.

The Indenture provides, among other things, that the Senior Notes will be senior unsecured obligations of the Company and rank equal in right of payment to all of the Company’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes. Similarly, the guarantees of the Senior Notes offered hereby will be senior unsecured obligations of the Subsidiary Guarantors and will rank equal in right of payment to all of the applicable Subsidiary Guarantor’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes.

The Indenture imposes certain limitations on the ability of the Company and its restricted subsidiaries, as defined in the Indenture, to create or incur liens and to enter into sale and leaseback transactions. The Indenture also imposes certain limitations on the ability of the Company to merge or consolidate with or into any other person (other than a merger of a subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, defaults in or failure to pay certain other indebtedness, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare the principal of and accrued interest and premium (if any) on all of the Senior Notes to be due and payable immediately.

Other material terms of the Senior Notes and the Indenture are described in the prospectus supplement filed by the Company with the Commission on August 19, 2010. Copies of the Base Indenture and the Supplemental Indenture are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The descriptions of the material terms of the Indenture and the Senior Notes are qualified in their entirety by reference to such exhibits.

The Company and its subsidiaries maintain ordinary banking and commercial relationships with the Trustee and its affiliates, for which the Trustee receives customary fees.

Item 8.01.	Other Events.

Filed as Exhibit 12.1 herewith is the computation of pro forma ratio of earnings to fixed charges relating to the pro forma ratio of earnings to fixed charges included in the Prospectus Supplement filed by the Company on August 19, 2010, relating to the Senior Notes.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed herewith:

4.1	Indenture, dated as of August 25, 2010, between the Company and Wells Fargo Bank, National Association, as Trustee

4.2	First Supplemental Indenture, dated as of August 25, 2010, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee

4.3	Form of Note (included in Exhibit 4.2 above)

5.1	Opinion of Hogan Lovells US LLP

12.1	Statement Regarding Computation of Pro Forma Ratio of Earnings to Fixed Charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2010	/s/ DAVID L. WHITE
David L. White
Senior Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

4.1	Indenture, dated as of August 25, 2010, between the Company and Wells Fargo Bank, National Association, as Trustee

4.2	First Supplemental Indenture, dated as of August 25, 2010, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee

4.3	Form of Note (included in Exhibit 4.2 above)

5.1	Opinion of Hogan Lovells US LLP

12.1	Statement Regarding Computation of Pro Forma Ratio of Earnings to Fixed Charges.